Exhibit 99.1

Jennifer Park | Dan Abernethy | Jennifer.Park@Sothebys.com | Dan.Abernethy@Sothebys.com +1 212 894 1023

NOTICE REGARDING SOTHEBY'S SECOND QUARTER 2019 EARNINGS

NEW YORK, July 23, 2019 - Given the announcement made on June 16, 2019 regarding Sotheby’s entry into a definitive agreement to be acquired by BidFair USA LLC and BidFair MergeRight Inc., Sotheby’s does not intend to hold a conference call to discuss its financial results for the second quarter and six months ended June 30, 2019.

For detailed information regarding the merger and the Company’s financial results, please consult the preliminary proxy statement filed on July 12, 2019 and the Form 10-Q for the second quarter of 2019, which will be filed on July 30, 2019.

FOR MORE NEWS FROM SOTHEBY'S
News & Video: http://www.sothebys.com/en/news-video.html
Twitter: www.twitter.com/sothebys
Instagram: www.instagram.com/sothebys
Facebook: www.facebook.com/sothebys
Snapchat ID: sothebys
YouTube: www.youtube.com/SothebysTV
Weibo: www.weibo.com/sothebyshongkong
WeChat ID: sothebyshongkong

Sotheby’s has been uniting collectors with world-class works of art since 1744. Sotheby’s became the first international auction house when it expanded from London to New York (1955), the first to conduct sales in Hong Kong (1973), India (1992) and France (2001), and the first international fine art auction house in China (2012). Today, Sotheby’s presents auctions in 11 different salesrooms, including New York, London, Hong Kong and Paris, and Sotheby’s BidNow program allows visitors to view all auctions live online and place bids from anywhere in the world. Sotheby’s offers collectors the resources of Sotheby’s Financial Services, the world’s only full-service art financing company, as well as the collection advisory services of its subsidiary, Art Agency, Partners. Sotheby’s presents private sale opportunities in more than 70 categories, including S|2, the gallery arm of Sotheby's Global Fine Art Division, and two retail businesses, Sotheby’s Diamonds and Sotheby’s Wine. Sotheby’s has a global network of 80 offices in 40 countries and is the oldest company listed on the New York Stock Exchange (BID).

1